EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Independent Bank Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Independent Bank Corporation of our report dated March 13, 2013, relating to the consolidated financial statements of Independent Bank Corporation appearing in the Annual Report on Form 10-K of Independent Bank Corporation for the year ended December 31, 2012.

/s/ Crowe Horwath LLP
Grand Rapids, Michigan

June 18, 2013